UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2012

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 000-22494

Nevada	88-0304799
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

(702) 567-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2012, Ameristar Casinos, Inc. (“Ameristar”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”), PNK Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Pinnacle (“HoldCo”), and PNK Development 32, Inc., a Nevada corporation and a wholly-owned subsidiary of HoldCo (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Ameristar, with Ameristar surviving as an indirect wholly-owned subsidiary of Pinnacle (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of Ameristar’s common stock will be converted into the right to receive $26.50 in cash without interest (the “Merger Consideration”).

Each option to acquire shares, whether vested or unvested, that is outstanding at the effective time of the Merger will be cancelled in exchange for an amount in cash (without interest) equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such option and (ii) the number of shares subject to such option.  Each restricted stock unit, whether vested or unvested, that is outstanding at the effective time of the Merger will be cancelled in exchange for an amount in cash (without interest) equal to the product of (i) the Merger Consideration and (ii) the number of shares subject to such restricted stock unit.

Ameristar’s board of directors (the “Board”) has unanimously approved the Merger and the Merger Agreement.  The Merger Agreement requires that the Merger be approved by the holders of at least a majority of the voting power of the outstanding common stock (the “Stockholder Approval”).

In addition to the Stockholder Approval, consummation of the Merger is subject to other customary closing conditions, including the receipt by Pinnacle of all requisite gaming and antitrust approvals and the absence of any government order or other legal restraint prohibiting the Merger.

The Merger Agreement contains customary representations, warranties and covenants by each of Ameristar and Pinnacle.  Ameristar has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction.

The Merger Agreement contains certain termination rights for both Ameristar and Pinnacle, including for Ameristar if the Board changes its recommendation of the Merger to its stockholders in connection with the receipt of a superior proposal.  Upon termination of the Merger Agreement under certain circumstances, Ameristar may be obligated to pay Pinnacle a termination fee of $38,000,000 or, in the event that the Merger Agreement is terminated due to failure to receive the Stockholder Approval, a cash amount, not to exceed $12,500,000, equal to 50% of the reasonable out-of-pocket fees and expenses incurred by Pinnacle in connection with the transaction.  If the Merger Agreement is terminated due to Pinnacle’s inability to obtain financing or gaming regulatory approvals, Pinnacle will be obligated to pay Ameristar a reverse termination fee of $85,000,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates.  The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.  Investors should read the Merger Agreement together with the other information concerning Pinnacle and Ameristar that each company publicly files in reports and statements with the U.S. Securities and Exchange Commission.

Item 7.01.             Regulation FD Disclosure.

On December 21, 2012, Ameristar and Pinnacle issued a joint press release announcing the execution of the Merger Agreement.  The press release is incorporated herein by reference to Exhibit 99.1 to Pinnacle’s Current Report on Form 8-K filed December 21, 2012.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

Exhibit	Description

2.l	Agreement and Plan of Merger, dated as of December 20, 2012, among Ameristar Casinos, Inc., Pinnacle Entertainment, Inc., PNK Holdings, Inc. and PNK Development 32, Inc.*

99.1

Joint press release of Ameristar and Pinnacle dated December 21, 2012 regarding the execution of the Merger Agreement (incorporated by reference to Exhibit 99.1 to Pinnacle’s Current Report on Form 8-K filed December 21, 2012, File No. 001-13641).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Ameristar hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

Additional Information and Where to Find It

In connection with the proposed merger, Ameristar plans to file a proxy statement with the SEC and mail the proxy statement to its stockholders.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, AMERISTAR, THE PROPOSED MERGER AND RELATED MATTERS.  The proxy statement, as well as other filings containing information about Pinnacle and Ameristar will be available, free of charge, from the SEC’s web site (www.sec.gov).  Pinnacle’s SEC filings in connection with the transaction also may be obtained, free of charge, from Pinnacle’s web site (www.pnkinc.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Pinnacle, 8918 Spanish Ridge Ave., Las Vegas, Nevada, 89148, Attention: Investor Relations or (702) 541-7777.  Ameristar’s SEC filings in connection with the transaction  also may be obtained, free of charge, from Ameristar’s web site (www.ameristar.com) under the tab “About Us,” “Investor Relations” and then under the heading “Ameristar SEC Reports & Filings,” or by directing a request to Ameristar, 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada, 89169, Attention: Investor Relations or (702) 567-7000.

Participants in the Merger Solicitation

Pinnacle and Ameristar and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed merger.  Information about Pinnacle’s directors and executive officers is included in Pinnacle’s Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on May 16, 2012 and the proxy statement for Pinnacle’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 9, 2012. Information about Ameristar’s directors and executive officers is included in Ameristar’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012 and the proxy statement for Ameristar’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 30, 2012. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This filing may include predictions, estimates and other information that may be considered forward-looking statements, including, without limitation, statements relating to the completion of the transaction.  These statements are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors, including:  (1) Ameristar may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) Ameristar’s business may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) Ameristar may be adversely affected by other economic, business, and/or competitive factors; (7) the ability and timing to obtain required regulatory approvals (including receipt by Pinnacle of necessary approvals from gaming regulators); (8) Pinnacle’s ability to obtain financing; (9) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (10) the ability to recognize benefits of the transaction; (11) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (12) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.  If the transaction is consummated, Ameristar’s stockholders will cease to have any equity interest in Ameristar and will have no right to participate in its future earnings and growth.  Additional factors that may affect the future results of Ameristar are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are available on the SEC’s website at www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.  Ameristar undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.

By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

Dated:  December 21, 2012

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2012, among Ameristar Casinos, Inc., Pinnacle Entertainment, Inc., PNK Holdings, Inc. and PNK Development 32, Inc.*

99.1

Joint press release of Ameristar and Pinnacle dated December 21, 2012 regarding the execution of the Merger Agreement (incorporated by reference to Exhibit 99.1 to Pinnacle’s Current Report on Form 8-K filed December 21, 2012, File No. 001-13641).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Ameristar hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.